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                                                                  EXHIBIT 11.01


          STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME (LOSSES)
                        (In thousands, except share data)

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                                                                        THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                       SEPTEMBER 30,
                                                                   ----------------------------       ----------------------------
                                                                      2000              1999             2000              1999
                                                                   ----------        ----------       ----------        ----------
BASIC:
Weighted average common shares outstanding                         56,329,109        52,812,661       56,050,225        52,439,186

Income (loss) from continuing operations available to
common shareholders                                                  (345,940)            1,222         (439,470)           (8,334)

Basic income (loss) per share                                           (6.14)             0.02            (7.84)            (0.16)

DILUTED:
Weighted average common shares outstanding                         56,329,109        52,812,661       56,050,225        52,439,186

Assumed exercise of stock option                                           --            69,875           25,868           126,334

Contingently issuable share                                                --            99,026           15,777           295,224

Total shares used in computation                                   56,329,109        52,981,562       56,091,870        52,860,744

Income (loss) from continuing operations available to
common shareholders                                                  (345,940)            1,222         (439,470)           (8,334)

Diluted income (loss) per share                                         (6.14)             0.02            (7.83)            (0.16)

BASIC:
Weighted average common shares outstanding                         56,329,109        52,812,661       56,050,225        52,439,186

Income (loss) from discontinued operations available to
common shareholders                                                   (32,866)              667         (409,732)           13,945

Basic income (loss) per share                                           (0.58)             0.01            (7.31)             0.27

DILUTED:
Weighted average common shares outstanding                         56,329,109        52,812,661       56,050,225        52,439,186

Assumed exercise of stock option                                           --            69,875           25,868           126,334

Contingently issuable share                                                --            99,026           15,777           295,224

Total shares used in computation                                   56,329,109        52,981,562       56,091,870        52,860,744

Income (loss) from discontinued operations available to
common shareholders                                                   (32,866)              667         (409,732)           13,945

Diluted income (loss) per share                                         (0.58)             0.01            (7.30)             0.26

BASIC:
Weighted average common shares outstanding                         56,329,109        52,812,661       56,050,225        52,439,186

Income (loss) available to common shareholders                       (378,806)            1,889         (849,202)            5,611

Basic income (loss) per share                                           (6.72)             0.03           (15.15)             0.11

DILUTED:
Weighted average common shares outstanding                         56,329,109        52,812,661       56,050,225        52,439,186

Assumed exercise of stock option                                           --            69,875           25,868           126,334

Contingently issuable share                                                --            99,026           15,777           295,224

Total shares used in computation                                   56,329,109        52,981,562       56,091,870        52,860,744

Income (loss) available to common shareholders                       (378,806)            1,889         (849,202)            5,611

Diluted income (loss) per share                                         (6.72)             0.03           (15.14)             0.11
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